Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
The Spectranetics Corporation:
We hereby consent to the incorporation by reference in the registration statements (Nos. 33-46725, 33-52718, 33-88088, 33-85198, 33-99406, 333-08489, 333-50464, 333-57015, and 333-117074) on Form S-8 and (Nos. 333-06971 and 333-133784) on Form S-3 of The Spectranetics Corporation and subsidiary (collectively, the Company) of our report dated March 16, 2007 on the consolidated balance sheets of the Company as of December 31, 2006 and 2005, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for the years then ended, and on management’s assessment that the Company and subsidiary maintained effective internal control over financial reporting as of December 31, 2006 which report appears in the Company’s 2006 Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ Ehrhardt Keefe Steiner & Hottman PC
March 16, 2007
Denver, Colorado